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EXHIBIT 15.1

Consent of Commerce & Finance Law offices, PRC Counsel

IFM Investments Limited
26/A, East Wing, Hanwei Plaza
No.7 Guanghua Road, Chaoyang District
Beijing
People's Republic of China

Dear Sir or Madam:

        We hereby consent to the references to us by IFM Investments Limited ("the Company") under the heading "Risks Related to Doing Business in China" in the Annual Report on Form 20-F of the Company for the year ended December 31, 2011.

Yours faithfully,
For and on behalf of
/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices

April 30, 2012

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  EXHIBIT 15.1
Consent of Commerce & Finance Law offices, PRC Counsel